SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 18, 2006

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced second quarter and fist six months results as of June 30, 2006.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated July 18, 2006, announcing the second quarter and first six months results as of June 30, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: July 18, 2006

Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE SECOND QUARTER OF 2006

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported second quarter 2006 net income of $568,000 or $0.03 per diluted share.  This represented an increase of $198,000 or 53.5% over the second quarter 2005 net income of $370,000 or $0.02 per diluted share.  For the six month period ended June 30, 2006, the Company has now earned $1.1 million or $0.05 per diluted share.  This compares to net income of $1.2 million or $0.06 per diluted share for the first six months of 2005.  Note that for comparative purposes the 2005 results included a one-time income tax benefit of $475,000.  There was no such tax benefit in 2006.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2006 and 2005:

	Second Quarter 2006	Second Quarter 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Income before taxes	$732,000	$427,000	$1,408,000	$829,000
Net income	$568,000	$370,000	$1,108,000	$1,203,000
Diluted earnings per share	$ 0.03	$ 0.02	$ 0.05	$ 0.06

At June 30, 2006, ASRV had total assets of $888 million and shareholders’ equity of $84 million or $3.80 per share.  The Company’s asset leverage ratio improved to 10.54% at June 30, 2006, compared to 9.92% at June 30, 2005.

 Allan R. Dennison, President and Chief Executive Officer, commented on the second quarter 2006 results, “AmeriServ’s improved financial performance in the second quarter of 2006 resulted from a combination of increased revenues and reduced non-interest expenses when compared to the second quarter of 2005. Average loans outstanding increased by $35 million or 6.7% and average deposits grew by $22 million or 3.0% in the second quarter of 2006 as a result of our focus on traditional community banking.  This growth combined with significant reductions in both investment securities and borrowings due to our successful balance sheet restructuring completed in the second half of 2005 caused our net interest income to increase by $200,000 and our net interest margin to improve by 53 basis points to 3.16%.  Finally, our Trust Company continued to be a strong contributor to the improved earnings as our revenue growth in that business line approximated 11% in the second quarter of 2006.”

The Company’s net interest income in the second quarter of 2006 increased by $200,000 from the prior year’s second quarter and for the first six months of 2006 increased by $197,000 when compared to the first six months of 2005.  This improvement reflects the benefits from an increased net interest margin which more than offset a reduced level of earning assets.  Specifically, for the first six months of 2006 the net interest margin increased by 49 basis points to 3.18% while the level of average earning assets declined by $132 million or 14.4%.  Both of these items reflect the deleverage of high cost debt from the Company’s balance sheet which has resulted in lower levels of both borrowed funds and investment securities.  The Company’s net interest margin also benefited from increased loans in the earning asset mix as total loans outstanding averaged $551 million in the first six months of 2006 a 6.2% increase from the same 2005 period. This loan growth was most evident in the commercial loan portfolio.  Total deposits averaged $726 million for the first six months of 2006, a 4.4% increase from the same 2005 period due primarily to increased deposits from the trust company’s operations.  This deposit growth also allowed the Company to further reduce FHLB borrowings as these wholesale borrowings averaged only 4.6% of total assets in the first six months of 2006 compared to 19.0% of total assets in the first six months of 2005. Overall, the Company has been able to generate increased net interest income from a smaller but stronger balance sheet despite the negative impact resulting from a flatter yield curve in 2006.

As a result of continued sound asset quality, the Company was able to reverse a small portion of its allowance for loan losses into earnings in the second quarter of 2006.  This loan loss provision benefit amounted to $50,000 in the second quarter of 2006 which was lower than a similar negative loan loss provision of $275,000 reversed into earnings in the second quarter of 2005.  Non-performing assets have remained in a range of $3.3 to $4.6 million for the past six quarters and ended the second quarter of 2006 at $4.6 million or 0.81% of total loans.  Classified loans have declined from $20.2 million at December 31, 2005 to $17.7 million at June 30, 2006.  Net charge-offs in the first six months of 2006 amounted to $219,000 or 0.08% of total loans which was up from the net charge-offs of $138,000 or 0.05% of total loans in the same prior year period.  The allowance for loan losses provided 192% coverage of non-performing assets at June 30, 2006 compared to 212% coverage at December 31, 2005.  The allowance for loan losses as a percentage of total loans amounted to 1.55% at June 30, 2006 compared to 1.66% at December 31, 2005.

The Company’s non-interest income in the second quarter of 2006 increased by $88,000 from the prior year’s second quarter and for the first six months of 2006 increased by $182,000 when compared to the first six months of 2005.  Strong growth in trust revenue was the main factor responsible for the total growth in non-interest income for both periods.  Trust fees increased by $165,000 or 11.0% for the quarterly period and by $334,000 or 11.2% for the six month period due to continued successful new business development efforts in both the union and traditional trust product lines.  Over the past year, the fair market value of trust assets has grown by 12.9% to $1.68 billion at June 30, 2006.  This positive item was partially offset by fewer gains realized on asset sales in 2006.  Specifically, there was a $63,000 quarterly decrease and a $112,000 decline for the six month period in gains realized on loan sales into the secondary market due to weaker residential mortgage loan production in 2006.  Additionally, the Company realized no gains on investment security sales in 2006 compared to $78,000 of investment security gains realized in 2005.

As a result of the Company’s continued focus on reducing and containing non-interest expenses, total non-interest expense in the second quarter of 2006 decreased by $129,000 from the prior year’s second quarter and for the first six months of 2006 declined by $214,000 when compared to the first six months of 2005. Expense reductions were experienced in numerous categories including professional fees, other expenses, and salaries and benefits expense due to fewer employees.  This improved expense performance in the second quarter occurred despite the Company absorbing the final closure costs associated with its investment advisory subsidiary which approximated $100,000.  Also, the loss from discontinued operations declined from $139,000 in the first six months of 2005 to $0 in the first half of 2006 as the Company completed the exit from its mortgage servicing operation in 2005.

The Company recorded an income tax expense of $164,000 in the 2006 second quarter and $300,000 for the first six months of 2006 which reflects an estimated effective tax rate of approximately 22%.  This is higher than the Company’s 2005 income tax expense as the prior year performance was favorably impacted by an income tax benefit.  Specifically in the first quarter of 2005, the Company lowered its income tax expense by $475,000 due to a reduction in reserves for prior year tax contingencies as a result of the successful conclusion of an IRS examination on several open tax years.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq NMS: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

July 18, 2006

(In thousands, except per share and ratio data)

(All quarterly and 2006 data unaudited)

2006

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$540	$568	$1,108

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.25%	0.26%	0.26%
Return on average equity	2.59	2.71	2.65
Net interest margin	3.20	3.16	3.18
Net charge-offs as a percentage of average loans	0.09	0.07	0.08
Loan loss provision as a percentage of average loans	-	(0.04)	(0.02)
Efficiency ratio	92.68	92.08	92.38

PER COMMON SHARE:
Net income:
Basic	$0.02	$0.03	$0.05
Average number of common shares outstanding	22,119	22,143	22,131
Diluted	0.02	0.03	0.05
Average number of common shares outstanding	22,127	22,153	22,139

2005

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$833	$370	$1,203

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.34%	0.15%	0.24%
Return on average equity	3.95	1.75	2.85
Net interest margin	2.75	2.63	2.69
Net charge-offs as a percentage of average loans	0.05	0.06	0.05
Loan loss provision as a percentage of average loans	-	(0.21)	(0.11)
Efficiency ratio	94.42	96.81	95.60

PER COMMON SHARE:
Net income:
Basic	$0.04	$0.02	$0.06
Average number of common shares outstanding	19,721	19,726	19,724
Diluted	0.04	0.02	0.06
Average number of common shares outstanding	19,760	19,765	19,762

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2006 data unaudited)

2006

	1QTR	2QTR
PERFORMANCE DATA AT PERIOD END
Assets	$876,393	$887,608
Investment securities	223,658	210,230
Loans	548,466	573,884
Allowance for loan losses	9,026	8,874
Goodwill and core deposit intangibles	12,031	11,815
Deposits	727,987	740,979
FHLB borrowings	45,223	43,031
Stockholders’ equity	84,336	84,231
Trust assets– fair market value(B)	1,669,525	1,679,634
Non-performing assets	4,193	4,625
Asset leverage ratio	10.36%	10.54%
PER COMMON SHARE:
Book value (A)	$3.81	$3.80
Market value	5.00	4.91
Market price to book value	131.26%	129.09%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	375	367
Branch locations	22	22
Common shares outstanding	22,140,172	22,145,639

2005

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$996,450	$996,786	$901,194	$880,176
Investment securities	381,124	385,398	253,082	231,924
Loans	527,344	522,437	544,900	550,602
Allowance for loan losses	9,856	9,480	9,435	9,143
Goodwill and core deposit intangibles	12,896	12,680	12,464	12,247
Deposits	725,369	691,740	698,297	712,655
FHLB borrowings	160,388	191,904	90,437	64,171
Stockholders’ equity	83,720	86,267	85,022	84,474
Trust assets– fair market value(B)	1,465,028	1,487,496	1,600,968	1,606,978
Non-performing assets	3,819	3,334	3,323	4,316
Asset leverage ratio	9.77%	9.92%	9.90%	10.24%
PER COMMON SHARE:
Book value	$4.24	$4.37	$3.85	$3.82
Market value	5.61	5.35	4.35	4.38
Market price to book value	132.35%	122.36%	113.07%	114.65%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	394	383	384	378
Branch locations	22	22	22	22
Common shares outstanding	19,722,884	19,729,678	22,105,786	22,112,273

    NOTES:

        (A) Other comprehensive income had a negative impact of $0.25 on book value per share at June 30, 2006.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2006 data unaudited)

2006

			YEAR
INTEREST INCOME	1QTR	2QTR	TO DATE
Interest and fees on loans	$8,900	$9,155	$18,055
Total investment portfolio	2,279	2,259	4,538
Total Interest Income	11,179	11,414	22,593

INTEREST EXPENSE
Deposits	4,026	4,563	8,589
All borrowings	861	660	1,521
Total Interest Expense	4,887	5,223	10,110

NET INTEREST INCOME	6,292	6,191	12,483
Provision for loan losses	-	(50)	(50)
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,292	6,241	12,533

NON-INTEREST INCOME
Trust fees	1,641	1,671	3,312
Net realized gains on investment securities available for sale	-	-	-
Net realized gains on loans held for sale	23	20	43
Service charges on deposit accounts	627	651	1,278
Bank owned life insurance	256	260	516
Other income	695	666	1,361
Total Non-interest Income	3,242	3,268	6,510

NON-INTEREST EXPENSE
Salaries and employee benefits	4,815	4,612	9,427
Net occupancy expense	655	591	1,246
Equipment expense	639	631	1,270
Professional fees	795	859	1,654
FDIC deposit insurance expense	73	74	147
Amortization of core deposit intangibles	216	216	432
Other expenses	1,665	1,794	3,459
Total Non-interest Expense	8,858	8,777	17,635

INCOME BEFORE INCOME TAXES	676	732	1,408
Provision for income taxes	136	164	300
NET INCOME	$540	$568	$1,108

2005

			YEAR
INTEREST INCOME	1QTR	2QTR	TO DATE
Interest and fees on loans	$7,954	$8,105	$16,059
Total investment portfolio	3,737	3,607	7,344
Total Interest Income	11,691	11,712	23,403

INTEREST EXPENSE
Deposits	2,845	3,188	6,033
All borrowings	2,551	2,533	5,084
Total Interest Expense	5,396	5,721	11,117

NET INTEREST INCOME	6,295	5,991	12,286
Provision for loan losses	-	(275)	(275)
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,295	6,266	12,561

NON-INTEREST INCOME
Trust fees	1,472	1,506	2,978
Net realized gains on investment securities available for sale	78	-	78
Net realized gains on loans held for sale	72	83	155
Service charges on deposit accounts	584	704	1,288
Bank owned life insurance	250	254	504
Other income	692	633	1,325
Total Non-interest Income	3,148	3,180	6,328

NON-INTEREST EXPENSE
Salaries and employee benefits	4,751	4,680	9,431
Net occupancy expense	668	592	1,260
Equipment expense	639	622	1,261
Professional fees	823	938	1,761
FDIC deposit insurance expense	71	69	140
Amortization of core deposit intangibles	216	216	432
Other expenses	1,775	1,789	3,564
Total Non-interest Expense	8,943	8,906	17,849

INCOME BEFORE INCOME TAXES	500	540	1,040
Provision (benefit) for income taxes	(398)	96	(302)
INCOME FROM CONTINUING OPERATIONS	898	444	1,342
LOSS FROM DISCONTINUED OPERATIONS	(65)	(74)	(139)
NET INCOME	$833	$370	$1,203

AMERISERV FINANCIAL, INC.

Nasdaq NMS: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2006 data unaudited)

    Note:  2005 data appears before 2006.

2005

2006

		SIX		SIX
	2QTR	MONTHS	2QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$518,735	$519,060	$553,476	$551,225
Deposits with banks	524	922	645	726
Total investment securities	391,072	393,483	224,812	229,649

Total interest earning assets	910,331	913,465	778,933	781,600

Non-interest earning assets:
Cash and due from banks	20,290	21,216	18,549	18,889
Premises and equipment	9,523	9,603	8,307	8,462
Assets of discontinued operations	1,718	1,775	-	-
Other assets	61,513	62,343	69,191	69,512
Allowance for loan losses	(9,841)	(9,854)	(8,957)	(9,013)

Total assets	$993,534	$998,548	$866,023	$869,450

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$54,089	$53,923	$57,630	$56,717
Savings	99,410	99,509	85,886	86,022
Money market	163,391	154,142	169,819	172,776
Other time	288,499	282,791	313,381	304,948
Total interest bearing deposits	605,389	590,365	626,716	620,463
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	68,212	88,666	28,570	38,623
Advanced from Federal Home Loan Bank	101,011	101,017	972	977
Guaranteed junior subordinated deferrable interest debentures	20,285	20,285	13,085	13,085
Total interest bearing liabilities	794,897	800,333	669,343	673,148

Non-interest bearing liabilities:
Demand deposits	106,234	105,538	106,512	105,758
Liabilities of discontinued operations	612	624	-	-
Other liabilities	6,959	6,829	6,156	6,347
Stockholders’ equity	84,832	85,224	84,012	84,197
Total liabilities and stockholders’ equity	$993,534	$998,548	$866,023	$869,450